Exhibit 16.1
McGladrey & Pullen, LLP
One Valley Square, Ste. 250
512 Township Line Road
Blue Bell, PA 19422-2700
O 215-641-8600 F 215-641-8680
www.mcgladrey.com
June 26, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read TRM Corporation’s statements included under item 4.01 of its Form 8-K filed on June 26, 2009 and we agree with such statements concerning our firm.
/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
McGladrey & Pullen, LLP is a member firm of RSM International — an affiliation of separate and independent legal entities.